Exhibit 21

                         List of Material Subsidiaries












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                                                                      Exhibit 21




                          List of Material Subsidiaries
                          -----------------------------



1.       Reynolds, Smith and Hills CS, Incorporated
         (a Florida corporation)

2.       Sylva Engineering Corporation
         (a Texas corporation)

3.       Reynolds, Smith and Hills A-E-P, Incorporated
            (a North Carolina corporation)